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                                     EXHIBIT 21.1

                              SUBSIDIARIES OF REGISTRANT


AS OF DECEMBER 31, 1995 THE REGISTRANT WHOLLY OWNED SUBSIDIARIES WERE AS
FOLLOWS:

              MANIFOLD VALVE SERVICES, INC.      DELAWARE CORPORATION
              COMPRESSOR DYNAMICS, INC.           DELAWARE CORPORATION